     As filed with the Securities and Exchange Commission on October 24, 1996.
                                                     Registration No. 333-______

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ______________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ____________________

                               OCCUSYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       DELAWARE                         8093                      75-2543036
(STATE OF INCORPORATION)    (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
                            CLASSIFICATION CODE NUMBER)      IDENTIFICATION NO.)

                             ____________________

                          3010 LBJ FREEWAY, SUITE 400
                              DALLAS, TEXAS 75234
                                 (972) 484-2700

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             ____________________

                                JOHN K. CARLYLE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               OCCUSYSTEMS, INC.
                          3010 LBJ FREEWAY, SUITE 400
                              DALLAS, TEXAS 75234
                                (972) 484-2700

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                             ____________________
                                   Copy to :


    RICHARD A. PARR II                                 JEFFREY A. CHAPMAN
 EXECUTIVE VICE PRESIDENT                            VINSON & ELKINS L.L.P.
    AND GENERAL COUNSEL                             3700 TRAMMELL CROW CENTER
     OCCUSYSTEMS, INC.                                  2001 ROSS AVENUE
3010 LBJ FREEWAY, SUITE 400                            DALLAS, TEXAS 75201
    DALLAS, TEXAS 75234                                  (214) 220-7700
      (972) 484-2700

                             ____________________
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
                             ____________________

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                          ________________________

                                      CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                              PROPOSED            PROPOSED
                                                AMOUNT        MAXIMUM             MAXIMUM         AMOUNT OF
     TITLE OF EACH CLASS OF                      TO BE      OFFERING PRICE        AGGREGATE      REGISTRATION
   SECURITIES TO BE REGISTERED                  REGISTERED    PER SHARE(1)     OFFERING PRICE(1)      FEE
---------------------------------------------------------------------------------------------------------------

 Common Stock, $.01 par value per share......   1,125,000     $27.50           $30,937,500       $9,375
=============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) using the average of the high and low sale prices reported on the Nasdaq National Market for the Registrant's Common Stock on October 23, 1996.
                          ----------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS



                               OCCUSYSTEMS, INC.

                       1,125,000 SHARES OF COMMON STOCK


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                           -------------------------


     This Prospectus relates to the offering by the selling stockholders identified herein (the "Selling Stockholders") of up to an aggregate of 1,125,000 shares of common stock, par value $.01 per share ("Common Stock"), of OccuSystems, Inc., a Delaware corporation ("OccuSystems" or the "Company"). The shares of Common Stock offered hereby (the "Offered Securities") were privately offered by the Company in connection with the acquisition of certain businesses in a series of unrelated transactions that are expected to occur by November 5, 1996. See "Selling Stockholders" and "Plan of Distribution" for information relating to the Selling Stockholders and this offering.

     The Offered Securities may be sold from time to time pursuant to this Prospectus by the Selling Stockholders. The Offered Securities may be sold by the Selling Stockholders in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. See "Plan of Distribution." The distribution of the Offered Securities is not subject to any underwriting agreement. The Company will receive no part of the proceeds of sales from the offering by the Selling Stockholders. All expenses of registration incurred in connection with this offering are being borne by the Company. None of the Offered Securities have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

     The Common Stock is traded on The Nasdaq National Market under the symbol "OSYS." On October 23, 1996, the last reported sale price of the Common Stock on The Nasdaq National Market was $28-1/8 per share.



                           -------------------------


          The date of this Prospectus is ____________________, 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). In accordance with the Exchange Act, the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information can be inspected and copied at the public reference facilities that the Commission maintains at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Commission at the principal offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. These reports, proxy statements and other information may also be obtained from the Web site that the Commission maintains at http:\\www.sec.gov.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                            ______________________

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

     2.   The Company's Current Report on Form 8-K dated January 2, 1996;

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     4. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and

     5. The description of the Company's capital stock contained in Item 1 of the Registration Statement on Form 8-A (File No. 0-24440) filed with the Commission on April 4, 1995, including any amendment or report filed for the purpose of updating such description filed with the Commission pursuant to Section 13 of the Exchange Act.

     All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents that are incorporated by reference, other than exhibits to such documents not specifically incorporated by reference. Requests for such copies should be directed to OccuSystems, Inc., 3010 LBJ Freeway, Suite 400, Dallas, Texas 75234, Attention: Richard A. Parr II, Executive Vice President and General Counsel, telephone (972) 481-7507.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

     OccuSystems is the nation's largest physician practice management company focusing on occupational healthcare. The Company currently manages the practices of 160 physicians in the Company's 90 occupational healthcare centers located in 24 markets in 13 states. OccuSystems provides the management, facilities, administrative and technical support, case management, physical therapy services and other ancillary services necessary to establish and maintain a fully integrated network of occupational healthcare providers. The Company believes that this network of physicians and facilities combined with the Company's management expertise and cost containment programs provide significant advantages to patients, employers, physicians and payors in reducing the overall costs associated with occupational healthcare. Since December 1, 1991, the Company has acquired the assets of 87 physician practices and developed 20 physician practices.

     The Company believes that the decisions made by primary care physicians are a critical determinant of the total costs (including non-medical costs) of a workers' compensation case. Because most occupational medicine at the primary care level is provided on a non-dedicated basis by physicians as part of their general medical practices, OccuSystems believes that an attractive opportunity exists in organizing primary care physicians within a national network that exclusively provides occupational healthcare services. By so doing, OccuSystems believes that it can substantially reduce the costs associated with occupational healthcare while maintaining the quality of care.

     The occupational healthcare market is extremely fragmented. Individual physicians, small group practices, local practice management companies and hospital-based programs have accounted for the majority of providers of occupational healthcare services. The Company believes that, due to increasing business and regulatory complexity, greater capital requirements and the development of larger integrated networks such as the Company's, physicians and other groups are seeking to affiliate with larger, professionally managed organizations.

     The Company's strategy is as follows:

     . To continue to consolidate primary care physician practices specializing in occupational medicine to meet the needs of physicians to affiliate with professionally managed organizations.

     . To continue to develop clusters of occupational healthcare centers in new and existing geographic markets, through the acquisition and development of physician practices and the formation of strategic joint ventures, to serve employers, payors and employees more effectively and to leverage management resources.

     . To develop and affiliate with vertically integrated networks of providers, including specialists and hospitals.

     . To employ its information systems and its regulatory and practice management expertise to optimize the performance of its centers and enhance its affiliated physicians' efficiency in practicing occupational medicine.

     . To implement its proprietary Active Injury/Illness Management ("AIM(SM")) program to manage the occupational injury and illness resolution process proactively from the moment of initial treatment to return to work.

     . To market its services on a case rate (per diagnosis) and capitated (fixed fee per employee per month) basis to employers, insurers and managed care organizations.

     The Company's executive offices are located at 3010 LBJ Freeway, Suite 400, Dallas, Texas 75234, and its telephone number at that address is (972) 484-2700.

                                 RISK FACTORS

     IN EVALUATING AN INVESTMENT IN SHARES OF COMMON STOCK OF THE COMPANY, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY, AMONG OTHER THINGS, THE RISK FACTORS SET FORTH IN "ITEM 1. BUSINESS--RISK FACTORS" CONTAINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995.

                             SELLING STOCKHOLDERS

     The following table sets forth the name of the Selling Stockholders and (i) the number of shares of Common Stock owned by the Selling Stockholders as of the effective date of the Registration Statement of which this Prospectus forms a part, (ii) the maximum number of shares of Common Stock which may be offered for the account of the Selling Stockholders under this Prospectus, and (iii) the amount and percentage of Common Stock to be owned by the Selling Stockholders after the completion of this offering assuming the sale of all the Common Stock which may be offered hereunder.

                                                                                         AMOUNT AND
                                                               MAXIMUM                  PERCENTAGE OF
                                  SHARES OWNED            NUMBER OF SHARES              COMMON STOCK
                                    PRIOR TO                WHICH MAY BE          OWNED AFTER THE OFFERING
                                                                               ------------------------------
   SELLING STOCKHOLDERS             OFFERING               SOLD HEREUNDER         AMOUNT        PERCENTAGE
---------------------------       -------------           -----------------    ------------   ---------------
Larry Blau, D.O.                         0                     315,000              0                0

Barry Leshman, D.O.                      0                     135,000              0                0

Lisa Love                                0                      50,000              0                0

Ardith Grandbouche                       0                     145,125              0                0

Arthur Canario, M.D.                     0                     322,687              0                0

Thomas Canario                           0                      35,313              0                0

Richard Machen                           0                      35,313              0                0

Jeffrey Kossack                          0                      86,562              0                0

                             PLAN OF DISTRIBUTION

     The Offered Securities will be issued to the Selling Stockholders in connection with the acquisition by the Company of the various businesses of the Selling Stockholders in a series of separate transactions. The Offered Securities may be sold from time to time directly by the Selling Stockholders. The Offered Securities may also be sold by the Selling Stockholders in (a) ordinary brokerage transactions and in transactions in which brokers solicit purchasers, (b) sales to a broker or dealer as principal and resales by such broker or dealer for its own account pursuant to this Prospectus or (c) in a combination of such methods of sale, at market prices and other terms prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Offered Securities may be sold on any national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, through negotiated transactions or otherwise. Brokers, dealers and agents who participate in the sale of the Offered Securities may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of the Offered Securities for whom they may act as agent. The Selling Stockholders and any brokers, dealers or agents that participate in the distribution of the Offered Securities might be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such Offered Securities and any discounts, commissions or concessions received by any such brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of any of the Offered Securities is made by the Selling Stockholders, to the extent required pursuant to the Securities Act, a supplement to this Prospectus will be distributed which describes the method of sale in greater detail. In addition, any Offered Securities which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     Pursuant to the provisions of a Registration Rights Agreement entered into between the Company and each of the Selling Stockholders, the Selling Stockholders will pay their costs and expenses of selling the shares of Common Stock offered hereunder, including commissions and discounts of underwriters, brokers, dealers or agents, and the Company will pay the costs and expenses incident to its registration and qualification of the Common Stock offered hereby, including registration and filing fees. In addition the Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities arising under the Securities Act.

     The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares of Common Stock against certain liabilities, including liabilities under the Securities Act.

     There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered by them hereunder.


                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Offered Securities by the Selling Stockholders.


                          FORWARD LOOKING STATEMENTS

     Statements contained in this Prospectus (including certain of the documents incorporated by reference herein) that are not based on historical facts are forward-looking statements subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, the availability of appropriate acquisition and joint venture candidates, economic conditions, the impact of competition and pricing, capacity and supply constraints or difficulties, results of financing efforts, and other risks described in this Prospectus (including certain of the documents incorporated by reference herein).


                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby has been passed upon for the Company by Richard A. Parr II, Executive Vice President and General Counsel of the Company.

                                    EXPERTS

     The consolidated financial statements and schedule of the Company as of December 31, 1995 and 1994, and for the three years then ended, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been incorporated by reference herein in reliance upon the reports of Arthur Andersen LLP, independent public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                         -----------------------------

                               TABLE OF CONTENTS

Available Information ........................................................ 3
Incorporation of Certain Information by Reference                              3
The Company .................................................................. 4
Risk Factors ................................................................. 4
Selling Stockholders ......................................................... 5
Plan of Distribution ......................................................... 6
Use of Proceeds .............................................................. 6
Forward Looking Statements ................................................... 6
Legal Matters ................................................................ 6
Experts ...................................................................... 6



                               1,125,000 SHARES

                               OCCUSYSTEMS, INC.


                                 COMMON STOCK





                                  ----------

                                  PROSPECTUS

                                  ----------



                             ______________, 1996

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses payable by the registrant in connection with the registration, issuance and distribution of the Common Stock offered hereby are as follows.

               SEC Registration Fee ................................ $ 9,375
               Nasdaq National Market System Filing Fee ............  17,500
               Legal Fees and Expenses .............................   2,500
               Accounting Fees and Expenses ........................   5,000
               Fees and Expenses of Transfer Agent .................   3,500
               "Blue Sky" Fees and Expenses (including legal fees)..   2,000
               Miscellaneous Expenses ..............................     125
                                                                     -------
                              Total ................................ $40,000
                                                                     =======

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Tenth of the Certificate of Incorporation of the registrant provides that the registrant shall indemnify its officers and directors to the maximum extent allowed by the Delaware General Corporation Law. Pursuant to
Section 145 of the Delaware General Corporation Law, the registrant generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the registrant, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the registrant, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The registrant also has the power to purchase and maintain insurance for its directors and officers. Additionally, Article Tenth of the Certificate of Incorporation provides that, in the event that an officer or director files suit against the registrant seeking indemnification of liabilities or expenses incurred, the burden will be on the registrant to prove that the indemnification would not be permitted under the Delaware General Corporation Law.

     The preceding discussion of the registrant's Certificate of Incorporation and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

     The registrant has entered into indemnity agreements with the registrant's directors and officers. Pursuant to such agreements, the registrant will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the registrant or assumed certain responsibilities at the direction of the registrant.

ITEM 16. EXHIBITS

EXHIBIT NO.                                  DESCRIPTION
-------------                                -----------

+3.1      Amended and Restated Certificate of Incorporation of the Company.

+3.2      Bylaws of the Company.

 5.1      Opinion of Richard A. Parr II.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Richard A. Parr II (included in Exhibit 5.1).

24.1      Power of Attorney (contained on signature pages hereto).

___________________________


+ Incorporated by reference from the Company's Registration Statement on Form S-1 (Registration No. 33-79734) last filed with the Securities and Exchange Commission on May 8, 1995.


ITEM 17.   UNDERTAKINGS

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 24th day of October, 1996.

                                 OCCUSYSTEMS, INC.

                                 By:  /s/ James M. Greenwood
                                   --------------------------------------------
                                      James M. Greenwood
                                      Senior Vice President, Chief Financial
                                      Officer and Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints each of John K. Carlyle and James M. Greenwood, and each of them severally, acting alone and without the other, as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

SIGNATURE                             CAPACITY                     DATE
---------                             --------                     ----

/s/ John K. Carlyle         President and Chief Executive    October 24, 1996
-------------------------   Officer (Principal Executive
John K. Carlyle                  Officer); Director


/s/ James M. Greenwood      Senior Vice President, Chief     October 24, 1996
-------------------------  Financial Officer and Treasurer
James M. Greenwood            (Principal Financial and
                                 Accounting Officer)

/s/ Richard D. Rehm             Chairman of the Board        October 24, 1996
-------------------------           and Director
Richard D. Rehm, M.D.


/s/ Robert W. O'Leary                 Director               October 24, 1996
-------------------------
Robert W. O'Leary


/s/ Paul B. Queally                   Director               October 24, 1996
-------------------------
Paul B. Queally


/s/ Stephen A. George                 Director               October 24, 1996
-------------------------
Stephen A. George, M.D.

                               INDEX TO EXHIBITS


                                                                      Sequential
                                                                        Page
EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                  Number
-----------                    ----------------------                 ----------


    +3.1       Amended and Restated Certificate of Incorporation of the Company.

    +3.2       Bylaws of the Company.

     5.1       Opinion of Richard A. Parr II.

    23.1       Consent of Arthur Andersen LLP.

    23.2       Consent of Richard A. Parr II (included in Exhibit 5.1).

    24.1       Power of Attorney (contained on signature pages hereto).

___________________________
+ Incorporated by reference from the Company's Registration Statement on Form S-1 (Registration No. 33-79734) last filed with the Securities and Exchange Commission on May 8, 1995.